  Registration No. 333-160128

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MONTREAL SERVICES COMPANY
(Name of small business issuer in its charter)

Nevada	7361
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)
 _________________

941 de Calais Street	National Registered Agents Inc. of NV
Mont St-Hilaire, Quebec	1000 East Williams Street, Suite 204
Canada J3H 4T7	Carson City, Nevada 89701
(514) 295-9943	(800) 550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)
_________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$6.14

[1]           Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

MONTREAL SERVICES COMPANY
Shares of Common Stock
750,000 minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering a minimum of 750,000 shares of common stock and a maximum of 2,000,000 shares of common stock at an offering price of $0.10 per share in a direct public offering, without any involvement of underwriters or broker-dealers. In the event that 750,000 shares are not sold within the 270 days from the date of this prospectus, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. We define “promptly” as a period of up to three days.  We will return your funds to you in the form of a cashier’s check sent via Federal Express on the 271st day.   If at least 750,000 shares are sold within 270 days from the date of this prospectus, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at CIBC Bank, 6341 Trans-Canada Highway, suite E 1200, Pointe-Claire, Quebec, H9R 5A5.   Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

There are no minimum purchase requirements.

Our common stock will be sold by Michel St-Pierre, our sole officer and director.

Investing in our common stock involves risks. See “Risk Factors” starting at page 6.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.10	$0.05	$0.05
Per Share - Maximum	$0.10	$0.02	$0.08
Minimum	$75,000	$40,000	$35,000
Maximum	$200,000	$40,000	$160,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $40,000. The $40,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $40,000 will be paid from the first proceeds of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our Business

                We plan to place Canadian citizens in accounting positions with Canadian accounting firms and corporations located in the Province of  Quebec .  Our management has no expertise in providing any such services.   Initially, Michel St-Pierre, our sole officer and director, will be responsible for all of our operations. Later, if we have funds to do so, we will hire other individuals who have employment agency experience to conduct interviews and assist with placements.  Since the placements will be made with accounting firms and corporations seeking accountants, we believe that Mr. St-Pierre’s lack of employment agency experience will have a nominal affect on our operations since he is a qualified Chartered Accountant with a business background with knowledge of industry needs when it comes to hiring an accountant.  Until we hire additional personnel, Mr. St-Pierre will be responsible for all of our business operations.

Our principal executive office is located at 941 de Calais Street, Mont St-Hilaire, Quebec, Canada J3H 4T7. Our telephone number is (514) 295-9943 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is May 31.

Since inception, we have incorporated the company, retained an attorney to prepare this registration statement, retained an auditor to auditor our financial statements, and prepared this registration statement.  Other than the foregoing, we have had no operations.  We have generated no revenues and will not be in a position to begin our placement services and generate revenues until we completed this public offering.  Further, our audit has issued a “going concern opinion”.  This means that there is doubt that we can continue as an ongoing business for the next twelve months.  Currently we have a working a capital deficit of $(15,244).  Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $75,000 from our offering, we may have to suspend or cease operations within four months.  Further, we posted net loss of $294 from the period of inception (May 6, 2009) to May 31, 2009. We have a  negative working capital of $15,244 at May 31, 2009 and a stockholders’ deficiency of $ 15,244 at May 31, 2009.  These factors among others raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans for our continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The offering

Following is a brief summary of this offering:

Securities being offered	750,000 shares of common stock minimum, 2,000,000 shares of common stock maximum.
Offering price per share	$0.10
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	$35,000 assuming the minimum number of shares is sold. $160,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of May 31, 2009 (Audited)
Balance Sheet Total Assets Total Liabilities Stockholders Deficit	$ $ $	100 15,344 15,244
Period from May 6, 2009 (date of inception) to May 31, 2009 (Audited)
Income Statement Revenue Total Expenses Net Loss	$ $ $	0 294 294

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with MONTREAL SERVICES COMPANY:

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.

Our auditors have issued a going concern opinion.  This means that there is doubt that we can continue as an ongoing business for the next twelve months.  Currently we have a working a capital deficit of $(15,244).  Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $75,000 from our offering, we may have to suspend or cease operations within four months.  Further, we posted net loss of $294 from the period of inception (May 6, 2009) to May 31, 2009. We have a negative working capital of $15,244 at May 31, 2009 and a stockholders deficiency of $ 15,244 at May 31, 2009.  These factors among others raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans for our continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.   We lack an operating history and have losses which we expect to continue into the future.

We were incorporated on May 6, 2009 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $294. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

*           our ability to locate customers who will use our services
*           our ability to generate revenues

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.   We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues will cause us to go out of business.

3. We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain client and customers, there is no assurance that we will make a profit.

 We have no clients or customers.  We have not identified any clients or customers and we cannot guarantee we ever will have any.   Even if we obtain clients and customers for our services, there is not guarantee that we will make a profit.  If we don’t make a profit we will go out of business.

 4.  If we don’t raise enough money to start our operations, we will have to delay our operations or go out of business.

We have not started our business.  We need the proceeds from this offering to start our operations.  If we do not raise at least $75,000.00 in our public offering, we will not start operations.

5.   Because we are small and do not have much capital, we must limit our operations.

           Because we are small and do not have much capital, we must limit our operations.  Because we may have to limit our operations, we may not generate sufficient revenues to make a profit.  If we do not make a profit, we may have to suspend or cease operations.

6.  Because Mr. St-Pierre will only be devoting approximately 10 hours per week to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations.

Because Mr. St-Pierre, our sole officer and director will only be devoting approximately 10 hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Mr. St-Pierre.  As a result, operations may be periodically interrupted or suspended.

7.  Because our management does not have prior experience in the employment placement field, we may have to hire individuals or cease operations.

Because our management does not have prior experience in the employment placement field, we may have to hire additional experienced personnel to assist us with our operations such as an individual that has had prior experience in working for or operating a personnel agency.  If we need the additional experienced personnel and we don’t hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

8. We operate in a highly competitive industry and we cannot guarantee that we will ever achieve any level of success in competing for clients with other companies that  place accounting  professionals with employment agencies or large corporations.

The employment placement industry is very competitive. We are at a competitive disadvantage in attracting clients due to our relatively small size and the fact we have not initiated operations.   In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

9.   The offering price of our common stock was arbitrarily determined and bears no relationship to assets, earnings, book value or other criteria of value.

The offering price of our common stock was based upon:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements

The offering price bears no relationship to our:

*	Assets
*	Earnings
*	Book value
*	Other criteria of value

10.  Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have preemptive rights.

Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. The securities issued to raise funds may have rights, preferences or privileges that are senior to those of the holders of our other securities, including our common stock. The board of directors has the power to issue such shares without shareholder approval. We fully intend to issue additional common shares in order to raise capital to fund our business operations and growth objectives.

11.  Since we are a Canadian company and most of our assets and key personnel are located in Canada, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this prospectus.

We have been organized under the laws of Canada. Our assets are and will be located outside the United States. In addition, our sole officer and director is a resident of Canada. As a result, it may be impossible for you to affect service of process within the United States upon us or Mr. St-Pierre to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

12.  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our sole officer and director misappropriates the funds for  his own use, you will lose your investment.

Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Further, our sole officer and director will have the power to appropriate the money we raise.  As such,  he could withdraw the funds without your knowledge for  his own use.  If that happens, you will lose your investment and your funds will be used to pay creditors.

13.  Because Michel St-Pierre, our sole officer and director, will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Mr. St-Pierre will still own 5,000,000 shares and will continue to control us.  As a result, after completion of this offering, regardless of the number of shares we sell, Mr. St-Pierre will be able to elect all of our directors and control our operations.

 14.  Because Mr.  St-Pierre is risking a small amount of capital, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

Mr. St-Pierre, our sole shareholder will receive a substantial benefit from your investment.  He paid expenses and advanced cash all of which totaled $15,050.  You, on the other hand, will be providing all of the cash for our operations.  As a result, if we cease operations for any reason, you will lose your investment while Mr. St-Pierre will lose only up to $15,050.

15. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

16. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a direct offering basis – 750,000 shares of common stock minimum, 2,000,000 shares of common stock maximum.  The table below sets forth the use of proceeds if: $75,000, $137,500, and $200,000 is raise in the offering is sold.

	$75,000		$137,500		$200,000
Gross proceeds Offering expenses Net proceeds	$ $ $	75,000 40,000 35,000	$ $ $	137,500 40,000 97,500	$ $ $	200,000 40,000 160,000

The net proceeds will be used as follows:

Management salary Marketing Legal and accounting Working capital	$ $ $ $	12,000 15,000 4,000 4,000	$ $ $ $	12,000 37,500 9,000 39,000	$ $ $ $	12,000 55,000 14,000 79,000

Total offering expenses were $40,000. Of the $40,000, $15,000 has been paid by Michel St-Pierre, one of the officers and directors. He will be reimbursed for his portion of the offering expenses paid by him.  Currently we are indebted to Mr. St-Pierre in the amount of $15,050.00 for funds advanced by him.  This indebtedness accrues interest at the rate of 10% per annum.  The amount paid to Mr. St. Pierre from the proceeds of this offering will be limited to $15,000.  The amount is reflected in the offering expenses item set forth above.

The amounts to be paid from the proceeds for expenses of the offering are: $6.00 for our SEC filing fee; $25,000 for legal fees; $1,000 for printing our prospectus; $12,794 for accounting and auditing fees; and, $1,200 for our transfer agent.

Management salary consists of $1,000 per month to be paid to Mr. St-Pierre.

Marketing included advertising and promoting our operations to prospective clients and customers as well as development of an Internet website.  The more money we raise in the public offering the more we intend to spend on marketing our business and promoting our self to potential employers.

Legal and accounting is the cost related to assuring compliance with applicable laws and maintaining accurate financial records.  We have allocated $5,000 to $15,000 for legal and accounting.  We intend to spend some money on form agreements and as we expand operations we may have need for additional legal documents relative to our activities, such as employment agreements.   Mr. St-Pierre has previous experience in preparing financial statements for an SEC reporting company.  As such, if only the minimum is raised, he intends to prepare our financial statements.  If at least $137,500 is raised in the offering, he intends to begin outsourcing our accounting work.

Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and salaries for office personnel.    A breakdown of the use of working is as follows:

	$75,000	$137,500	$200,000
Office and administration	$1,000	$4,000	$10,000
Office equipment	$1,000	$9,000	$14,000
Rent	$0	$6,000	$12,000
Office Staff Salary	$0	$0	$18,000
Travel	$0	$10,000	$10,000
SEC reporting fees	$2,000	$10,000	$15,000
TOTAL	$4,000	$39,000	$79,000

Office and administration	$83/month for tel. supplies	$333/month for tel. supplies	$333/month for tel. supplies, mail, stationary
Office equipment	$1,000 for a computer	$9,000 for computer and furniture	$14,000 for computers and office furniture
Rent	$0	$500/month for office space	$1,000/month for office space
Office Staff Salary	$0	$0	$1,500/month for part time staff
Travel	$0	$10,000 for car allowance, restaurants	$10,000 for car allowance, restaurants
SEC reporting fees	$2,000	$10,000	$15,000
TOTAL	$4,000	$39,000	$79,000

Our working capital allocations will also vary with the amount of money raised in this offering.  If we raise only the minimum, we intend to maintain our operations at our president’s home.  If we raise at least $137,500 we intend to open a separate office.  The amount of space we lease will increase with the amount we raise in the offering.  Office and administration and rent combined reflect the amounts we intend to spend if we open a separate office.  Office and administration include ancillary services related to rent, such as parking, a possible receptionist service related to the office building where our office will be maintained.  It also includes telephone and Internet service whether we open and office or not.

If we raise $137,500, we intend purchase a better quality of computer equipment, a copier/fax machine and a scanner.  If we raise $200,000, we intend to purchase more advanced versions of the same equipment.  If we raise at least $137,500, we intend to participate in and travel to employment related conventions.

We have allocated between $2,000 and $15,000 for SEC reporting fees.  This includes fees paid to EDGAR filing services.  If we raise only the minimum, we intend to acquire our own EDGAR software and act as our own EDGAR filer.  If we raise at least $137,500, we intend to outsource our EDGAR filing.

All of the amounts disclosed herein were determined by our sole officer and director who contacted vendors of each of the services and products set forth above.

Our management has no expertise in providing any such services.  Initial, Michel St-Pierre, our sole officer and director, will be responsible for all of our operations. Later, if we have funds to do so, we will hire other individuals who have employment agency experience to conduct interviews and assist with placements.  Since the placements will be made with accounting firms and corporations seeking accountants, we believe that Mr. St-Pierre’s lack of employment agency experience will have a nominal affect on our operations since he is a qualified Chartered Accountant with a business background with knowledge of industry needs when it comes to hiring an accountant. Until we hire additional personnel, Mr. St-Pierre will be responsible for all of our business operations.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to a minimum of $75,000 and a maximum of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

                As of May 31, 2009, the net tangible book value of our shares of common stock was a deficit of ($15,244) or approximately ($0.003) per share based upon 5,000,000 shares outstanding.

If 2,000,000 Shares Are Sold:

                 Upon completion of this offering, in the event all 2,000,000 shares of common stock are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $159,756 or approximately $0.023 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.026 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.023 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding for which you will have made cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If 1,375,000 Shares Are Sold:

                Upon completion of this offering, in the event that 1,375,000 shares of common stock are sold, the net tangible book value of the 6,375,000 shares to be outstanding will be $97,256 or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.018 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.015 per share.

After completion of this offering, if 1,375,000 shares are sold, you will own approximately 21.57% of the total number of shares then outstanding for which you will have made cash investment of $137,500, or $0.10 per share. Our existing stockholders will own approximately 78.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If 750,000 Shares Are Sold:

                Upon completion of this offering, in the event that 750,000 shares of common stock are sold, the net tangible book value of the 5,750,000 shares to be outstanding will be $34,756 or approximately $0.00604 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.00904 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.00604 per share.

After completion of this offering, if 750,000 shares are sold, you will own approximately 13.04% of the total number of shares then outstanding for which you will have made cash investment of $75,000, or $0.10 per share. Our existing stockholders will own approximately 86.96% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0,003)
Potential gain to existing shareholders	$200,000
Net tangible book value per share after offering	$0,023
Increase to present stockholders in net tangible book value per share
after offering	$0.026
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	7,000,000
Percentage of ownership after offering	71.43%

Purchasers of Shares in this Offering if all 2,000,000 Shares are Sold

Price per share	$0.10
Dilution per share	$0.077
Capital contributions	$200,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	0.02%
Percentage of capital contributions by new investors	99.98%
Percentage of ownership after offering	28.57%

Purchasers of Shares in this Offering if 1,375,000 Shares Sold

Price per share	$0.10
Dilution per share	$0.085
Capital contributions	$137,500
Number of shares after offering held by public investors	1,375,000
Percentage of capital contributions by existing shareholders	0.04%
Percentage of capital contributions by new investors	99.96%
Percentage of ownership after offering	21.57%

Purchasers of Shares in this Offering if 750,000 Shares Sold

Price per share	$0.10
Dilution per share	$0,094
Capital contributions	$75,000
Number of shares after offering held by public investors	750,000
Percentage of capital contributions by existing shareholders	0.07%
Percentage of capital contributions by new investors	99.93%
Percentage of ownership after offering	13.04%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 750,000 shares of common stock minimum, 2,000,000 shares of common stock maximum on a self-underwritten basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account at CIBC Bank, 6341 Trans-Canada Highway, Suite E 1200, Pointe-Claire, Quebec, H9R 5A5. The funds will be maintained in the separate bank account until we receive a minimum of $75,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately be used by us. If we do not receive the minimum amount of $75,000 within 270 days from the date of this prospectus , all funds will be promptly returned to you without a deduction of any kind.  We define “promptly” as a period of up to three days.  We will return your funds to you in the form of a cashier’s check sent via Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $75,000 within the 270 days from the date of this prospectus.  There are no finders involved in our distribution. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement; and
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

If the changes above occur, any new offering may be made by means of a post-effective amendment.

We will sell the shares in this offering through Michel St-Pierre, our sole officer and director. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Michel St-Pierre is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Michel St-Pierre will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares outside the United States.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.
Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.           execute and deliver a subscription agreement
2.           deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to MONTREAL SERVICES COMPANY

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.  Accepted subscriptions will be evidenced by our execution of the subscription agreement which will be sent to you via regular mail within 48 hours of receipt by us.  Rejected subscriptions will be evidenced by the return of your funds via regular mail within 48 hours of receipt by us without an executed subscription agreement.

Delivery of Stock Certificates

Stock certificates will be issued and mailed approximately 60 days after the offering is completed, assuming at least the minimum amount is raised.  If less than the minimum amount is raised, all funds will be returned as set forth above.

BUSINESS

General

We were incorporated in the State of Nevada on May 6, 2009. We plan to place Canadian citizens in accounting positions with Canadian accounting firms and corporations located in the Province of  Quebec.  We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada 89701 and our business office is located at 941 de Calais Street, Mont St-Hilaire, Quebec, Canada J3H 4T7.   Our telephone number is (514) 295-9943.  This is the home of our president, Michel St-Pierre.  We use this office space on a rent free basis.   We intend to move our office if we raise at least $137,500 in this offering.

We have no plans to change our business activities or to combine with another business, and are not aware of any events or circumstances that might cause its plans to change.

Our management has no expertise in providing any such services.  Initial, Michel St-Pierre, our sole officer and director, will be responsible for all of our operations. Later, if we have funds to do so, we will hire other individuals who have employment agency experience to conduct interviews and assist with placements.  Since the placements will be made with accounting firms and corporations seeking accountants, we believe that Mr. St-Pierre’s lack of employment agency experience will have a nominal affect on our operations since he is a qualified Chartered Accountant with a business background with knowledge of industry needs when it comes to hiring an accountant.  Until we hire additional personnel, Mr. St-Pierre will be responsible for all of our business operations.

Since inception, we have incorporated the company, retained an attorney to prepare this registration statement, retained an auditor to auditor our financial statements, and prepared this registration statement.  Other than the foregoing, we have had no operations.  We have generated no revenues and will not be in a position to begin our placement services and generate revenues until we completed this public offering.

Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose and specific business plan is to place Canadian citizens in accounting positions with Canadian corporations located in the Province of  Quebec.  In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

We do not intend to engage in a merger or acquisition. Further we do not intend to enter into a business combination, change of control or similar transaction.

Background

The information that follows is our plan of operation.  This plan of operation has not been implemented and will not be implemented until we receive proceeds from this offering.

We plan to place Canadian citizens in accounting positions with Canadian accounting firms and corporations located in the Province of Quebec.

Overview

We intend to contact employment agencies and large corporations and advise them that we are a placement service for candidates.  Our candidates will be limited to individuals with expertise in  in accounting who are seeking positions with Canadian accounting firms or corporations located in the Province of Quebec.  Initially, this will be done by telephone.  Concurrently, we intend to advertise and promote our placement services to the general public in order to attract individuals whose areas of expertise are accounting and computer technology.

Candidates

A candidate that is interested in having us locate a position for him with a customer will submit his resume.  After reviewing the information supplied, we will determine, based only upon the resume, if the candidate is an individual that we deem qualified for employment with our customers. If we determine the candidate is not qualified, we will advise him of such, and not proceed further.  If we determine from the resume that the candidate is qualified for placement by us, the information contained in the resume will be verified by us and the candidate will be interviewed.  After all of the information, including the candidate’s professional qualifications has been verified by us, we will begin the process of locating a suitable position with one of our customers.

Information about each candidate, including those rejected by us, will be placed in a data base and coded in such a manner to allow us to access individuals in particular fields upon being contacted by a customer.  Currently we do not have a software database to hold information on candidates. At the conclusion of this offering, we intend to buy software called Maximizer which costs approximately $140 for our software database.   A key to our future success is the ability to create a large database of qualified professionals.

Fees

Our fees will range from 15% to 30% of our candidate’s first year annual salary compensation.  We will attempt to obtain the fee from the employer.  The fees appear to be typical for our industry in the Quebec geographical area.  We base this on our president’s discussions with other individuals with whom he is acquainted and who are in the employment placement industry.

We will have three policies relating to our placement services.  Contingency services are engagements in which we are only paid if we are successful in placing a candidate in a position.  We will also have a contingency exclusive service which is the same as contingency; however, pursuant to our agreement with the candidate, we will be exclusively seeking a candidate for the position. Again, we will only receive a fee if we are successful in placing a candidate in the position.   Finally, we will have a retained search service.  This is a service that similar to contingent and contingent exclusive services, but we will charge the customer a non-refundable up-front fee, prior to performing any services.

Geographical market

We intend to promote our services in the Province of Quebec.  We intend to expand our operations to other geographical areas as we generate additional adequate revenues.

Marketing

                 We intend to promote our services to accounting firms in the Province of Quebec.   We intend to do this initially by telephone and letter writing.  As our customer data base increases, we intend to expand through the use of a web-site on the Internet.

Website

We intend to create and maintain a website which will allow us to market our services on the Internet and if we so desire at a later date, allow us to accept payment for services by credit card and will also allow us to sell advertising space on our web site.   The development of the website is not difficult.  We intend to retain the services of professional to do so.  There are many, many website developers in the Quebec geographical area.

Competition

Because we are small and in a start-up phase, we will face stiff competition from other employment agencies that have far more capital than we do.  Our competitive position within the industry is negligible in light of the fact that we have not started our operations.  Older, well established employment agencies with records of success will attract qualified clients away from us.  There are numerous competitors within our field.  They include IT Staffing Services; Personnel Group of America; Comsys; Robert Half; and, Holloway Schulz & Partners.  These competitors are moderately sized and ones we hope to  emulate in the future. Those agencies have established reputations and have built extensive client relationships within the industry.  They have created broad bases of candidates as well as companies seeking candidates.  Since we have not started operations, we cannot compete with them on the basis of reputation.  We do expect to compete with them on the basis of price and services when we begin operations and we hope to be able to provide a higher quality personal service to our initial customers.  We can do this by spending more time preparing a candidate for his interviews a potential employer.  This coupled with Mr. St-Pierre’s experience as a Chartered Accountant, should give our candidates an edge over a typical employment agency seeking to place an accountant with an employer.  We believe this higher quality personal service distinguishes us from a typical employment agency.  Assuming we are successful and the funds to do so, we intend to expand our staff in a fashion that will allow close personal service between our staff, our customers, and corporations and businesses seeking candidates. In order to compete with those agencies, it will be incumbent upon us to be successful in our start-up phase with the limited number of candidates and customers we attract.

Regulations

Our services are subject to federal, state, provincial and local laws and regulations concerning business activities generally. In Quebec we will be subject to the Civil Code of Quebec.   Initially, we intended to include our activities in New York as well.  We have decided not to do business in the United States and accordingly, we do not have to comply with any U.S. laws related to operations as an employment agency.   There are no Canadian regulations pertaining to our business with which we need to comply other than registering provincially as a foreign corporation.  We are not obligated to register as a foreign corporation until we initiate operations.  We will not initiate operations in the Province of Quebec until we complete our public offering.  If we are successful in completing our public offering, we will register as a foreign corporation in the Province of Quebec.  There are no laws in the Province of Quebec which regulate employment agencies.

Employees and employment agreements

At present, we have no employees, other than our sole officer and director, Michel St-Pierre.  Mr. St-Pierre is a part-time employee and will devote about 10 hours per week of his time to our operation.  We do not have an employment agreement with Mr. St-Pierre.  We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future.  There are presently no personal benefits available to our officers and directors.  Mr. St-Pierre will handle our administrative duties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Since inception, we have incorporated the company, retained an attorney to prepare this registration statement, retained an auditor to auditor our financial statements, and prepared this registration statement.  Other than the foregoing, we have had no operations.  We have generated no revenues and will not be in a position to begin our placement services and generate revenues until we completed this public offering.

Our company is a one man operation.  Our sole officer and director intends to contact accounting firms and corporations seeking accountants and place them with accounting firms and corporations located in the Province of Quebec.  We know there is a demand for such persons because Chartered Accounting firms in Quebec have told our president such and have asked him if he knows any CAs with computer skills. Our sole officer and director is a Charted Accountant in the Province of Quebec and has contacts in Chartered Accounting firms in Quebec and Certified Public Accounting firms in the U.S.  He hopes to help unemployed qualified CAs and CPAs find employment.  Our management has no knowledge or understanding of how employment services work; he does know how to evaluate an accountant and an accountant’s computer skills and he knows accounting firms looking for such people.   We have no concerns at this time other than the condition of the economy, worldwide.   We know we are in an economic recession.  We know there is a demand for CAs with computer experience in Quebec.  We also know that the Canadian and United States unemployment rate is the highest in over 20 years, but we also know, CAs are needed and that employment opportunities exist.   We don’t know how anything will turn out in these current economic conditions.

Our management has no expertise in providing any such services.  Initial, Michel St-Pierre, our sole officer and director, will be responsible for all of our operations. Later, if we have funds to do so, we will hire other individuals who have employment agency experience to conduct interviews and assist with placements.  Since the placements will be made with accounting firms and corporations seeking accountants, we believe that Mr. St-Pierre’s lack of employment agency experience will have a nominal affect on our operations since he is a qualified Chartered Accountant with a business background with knowledge of industry needs when it comes to hiring an accountant. Until we hire additional personnel, Mr. St-Pierre will be responsible for all of our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, locate companies in need of our services, and sell our services. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount in this offering, we believe that the proceeds will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to attract users of our services, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Up to the filing date of this registration form the Company has incurred $15,000 for professional fees and has liabilities of $125 for initial List of Officers and $169 for Registered Agent Fee.

Plan of Operation

                 We plan to place Canadian citizens in accounting positions with Canadian accounting firms and corporations located in the Province of  Quebec.   We intend to accomplish the foregoing by the following steps.

1.   Complete our public offering.  We believe that we will raise sufficient capital to begin our operations.  We believe this could take up to 270 days.  We will not begin operations until we have closed this offering.   We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.    After completing the offering, we will immediately begin establish our office and begin advertising and promoting our operations to prospective clients.  Establishing our office will take a week.  We have allocated up to $79,000 for the operation based on the forecasted expenses of $10,000 for office and administration (telephone, fax), $14,000 for office equipment (furniture and copier), $12,000 for rent, $18,000 for office staff salary, $10,000 for travel and $15,000 for SEC report fees. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.   Advertising and promotion will be an ongoing effort.  We have allocated up to $55,000 for advertising and promotion.  We intend to promote our services to persons seeking employment with software, telecommunications, manufacturing, engineering companies, and to accounting firms.  We intend to do this initially by telephone and letter writing.  Depending upon the amount of money we receive from the offering and the amount of success we have initially, we intend to expand our marketing through the use of printed brochures and advertising in professional journals.  As our customer data base increases, we intend to expand through the use of a web-site on the Internet.

3.    At the same time we begin marketing our services, we will be creating an accounting systems to bill our fees which will range from 15% to 30% of our candidate’s first year annual salary compensation and to record our administrative expenses.  We believe that we can have our accounting system completely functional within the first thirty days of operation.   The cost is dependent upon the amount of money raised from the offering.  We have allocated up to $15,000.00 for legal and accounting services.  This will be accomplished within the first thirty days of operation as well.

4.    As we obtain information about each candidate, including those rejected by us, we will place the information in a data base and coded in such a manner to allow us to access individuals in particular fields upon being contacted by a customer.  Currently we do not have a software database to hold information on candidates. At the conclusion of this offering, we intend to buy software called Maximizer which costs approximately $140 for our software database.  The database will be in place during the first week of our operation.    A key to our future success is the ability to create a large database of qualified professionals.

In summary, we should be in full operation within thirty days of completing this offering.

We estimate we will generate revenues within sixty days of beginning operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in a start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we have established a clientele and place our clients with businesses.  We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of operations

Period from inception( May 6, 2009) to May 31, 2009

We incurred a net loss of $294 during the period from inception (May 6, 2009) to May 31, 2009 resulting in a loss per share of $0.0006.   The loss was attributable to $294 in general and administrative expenses.

Other than incorporating, hiring and attorney and auditor, we did not conduct any operations of any kind and will not do so until we have completed this offering.  We expect to begin operations thirty days after we complete this offering.

Since inception, we sold 5,000,000 shares of common stock to Michel St-Pierre our sole officer and director for $50.00.  Mr. St-Pierre has advanced $15,000 for the expenses of this offering.

Liquidity and capital resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

On May 29, 2009, we issued 5,000,000 shares of common stock to Michel St-Pierre, our sole officer and director, pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.  The sale of the shares took place outside the United States of America with a non-US person.  This was accounted for as a sale of common stock.

Our current cash position is $100.  We have no ability to generate revenues at this time.  Our ability to begin operations and generate revenues is entirely predicated on raising a minimum of $75,000 is this public offering.  If we raise that money, we can operate for one year without the need of additional capital.  We hope that our conclusions about placing accountants is correct.  If it is not, we will fail.  If we are right we should be successful.  There is no assurance however, we will be successful.  Over the long term (in excess of one year), we will need to generate revenues.  If we don’t we will be out of business.  In the short term (less than one year) we will survive whether the minimum or maximum is raised.

We will also have to repay Mr. St-Pierre $15,050.00 which he advanced to us.  $15,000.00 will be paid from the proceeds of this offering and the balance of the funds will be paid from the first revenues we generate from operations. This will include any interest which accrues on the $15,050 advanced by Mr. St. Pierre.  The rate of interest is 10% per annum.  As of the date of this amendment there is approximately $501 in accrued interest.

As of May 31, 2009 our total assets were $100 and our total liabilities were $15,344.   Total costs and expenses incurred to date is $15,294.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Michel St-Pierre 941 de Calais Street Mont St-Hilaire, Quebec Canada J3H 4T7	47	President, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors.

The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Since our inception on May 5, 2009, Michel St-Pierre has been our president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer.  Since August 2006, Mr. St-Pierre has been the acting chief financial officer for Ecolocap Solutions Inc., a Nevada corporation engaged in the business of consulting with companies to reduce carbon emissions.  Ecolocap Solutions Inc.’s common stock is traded on the Bulletin Board under the symbol ECOS.  Since January 2007, Mr. St-Pierre has been the chief financial officer of Tiger Renewable Energy Ltd., a Nevada blank check company.  Tiger Renewable Energy Ltd.’s common stock is traded on the Bulletin Board under the symbol TGRW.  From January to July 2006, Mr. St-Pierre was finance director for Ecolocap Solutions Inc. From March 2004 to December 2005, Mr. St-Pierre was finance director at SPB Canada Inc. located in Montreal, Canada.   SPB Canada Inc. is engaged in the business of corrugated boxes manufacturing.  From March 2003 to February 2004, Mr. St-Pierre was finance director at Symbior Technologies Inc.

During the past five years, Michel St-Pierre has not been the subject of the following events:

1.  Any bankruptcy petition filed by or against any business of which Mr. St-Pierre was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. St-Pierre’s involvement in any type of business, securities or banking activities.

4.  Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There is a conflict of interest in that we have only one officer/director who is also a controlling shareholder.  As such, Mr. St-Pierre may have a material or substantial personal interest in a transaction.  Under NRS 78.140 a contract is not void or voidable solely because the contract or transaction is between us and Mr. St-Pierre or because he signs in the written consent which authorizes or approves the consent or contract.  Mr. St-Pierre’s vote is counted for the purpose of authorizing or approving the contract or transaction provided that the contract or transaction is fair to the corporation or the contract or transaction is approved by a majority vote of stockholders holding a majority of the voting power.  As such, even it the transaction or contract is not fair to us, the fact that Mr. St-Pierre owns currently and will own at the conclusion of this offering more than a majority of the outstanding shares of our common stock, insures that you will not be able to prevent him from acting in his personal interest if he chooses to do so.

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

We have not adopted nor do we intend to adopt any written procedures to deal with conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us during the period from inception (May 6, 2009) through May 31, 2009 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michel St-Pierre	2009	0	0	0	0	0	0	0	0
President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

The following table sets forth all compensation paid to our sole director during the period from inception (May 6, 2009) to May 31, 2009.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michel St-Pierre	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before the Offering	Percentage of Ownership Before the Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
Michel St-Pierre 941 de Calais Street Mont St-Hilaire, Quebec Canada J3H 4T7	5,000,000	100.00%	7,000,000	71.43%

All officers and directors as a group (1 person)	5,000,000	100.00%	7,000,000	71.43%

[1]           The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended. Michel St-Pierre is our only promoter.  No additional persons or promoters assisted in the organization of our company in May 2009.

Future sales by existing stockholders

A total of 5,000,000 shares of common stock were issued to Michel St-Pierre, our sole officer and director, and are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by Mr. St-Pierre, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is Michel St-Pierre who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholder will own approximately 71.43% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

On May 29, 2009, we issued a total of 5,000,000 shares of restricted common stock to Michel St-Pierre in consideration of $50.

Further, Michel St-Pierre has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of May 31, 2009, Mr. St-Pierre advanced us $ 15,050 . Mr. St-Pierre will be repaid from the proceeds of this offering. The loans are payable on demand. The obligation to him does bear interest of 10%. There is no written agreement evidencing the advancement of funds by Mr. St-Pierre or the repayment of the funds to him. The entire transaction was oral.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception (May 6, 2009) to May 31, 2009, included in this prospectus have been audited by Paritz & Company P.A., 15 Warren Street, Ste 25, Hackensack, NJ 07601, and their telephone number is (201) 342-7753 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the sale of the shares of common stock in this offering.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Certified Public Accountants.

Our financial statements for the period from inception (May 6, 2009) to May 31, 2009 (audited) immediately follow:

Paritz & Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201) 342-7753 Fax: (201) 342-7598 E-Mail: PARITZ@paritz.com

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
and Stockholders of
Montreal Services Company

We have audited the accompanying balance sheet of Montreal Services Company as of May 31, 2009 and the related statements of operations, stockholders’ deficiency and cash flows from the period of inception (May 6, 2009) to May 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Montreal Services Company as of May 31, 2009, and the results of their operations and their cash flows for the year ended May 31, 2009 in conformity accounting principles generally accepted in the United States of America.

As shown in Note 3 of the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company posted net loss of $294 from the period of inception (May 6, 2009) to May 31, 2009. The Company has negative working capital of $15,244 at May 31, 2009 and a stockholders deficiency of $ 15,244 at May 31, 2009.These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PARITZ & COMPANY, P.A.
Paritz & Company, P.A.
Hackensack, New Jersey
July 20, 2009

MONTREAL SERVICES COMPANY
BALANCE SHEET
May 31,

2009

ASSETS

CURRENT ASSETS
Cash	$100

TOTAL CURRENT ASSETS	100

TOTAL ASSETS	$100

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:

Note payable-stockholders (note 5)	15,050
Accrued expenses and sundry current liabilities (note 4)	294

TOTAL CURRENT LIABILITIES	$15,344

STOCKHOLDERS' DEFICIENCY
Common stock	$50
Additional paid in capital	-
Offering costs	(15,000)
Accumulated Deficit	(294)

TOTAL STOCKHOLDERS' DEFICIENCY	$(15,244)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$100

The accompanying notes are an integral part of the financial statements.

MONTREAL SERVICES COMPANY
STATEMENTS OF STOCKHOLDERS DEFICIENCY
Period from inception (May 6, 2009) to May 31, 2009

Stockholders Deficiency
Stockholders Deficiency	Shares	Common stock Authorized 100,000,000 Shares, Par value $0.00001	Additional paid in Capital	Accumulated Deficit	Offering Costs	Total
Period of inception (May 6,2009)	-	$-		$-	$-	$-
Proceeds from the issuance of common stock	5,000,000	50	-	-	-	50
Offering costs					(15,000)	(15,000)
Net Loss		-		(294)	-	(,294)
May 31,2009	5,000,000	$50		$(294)	$(15,000)	$(15,244)

The accompanying notes are an integral part of the financial statements.

MONTREAL SERVICES COMPANY
STATEMENTS OF OPERATIONS
Period from inception (May 6, 2009) to May 31, 2009

2009

SALES	$-

COSTS AND EXPENSES:
Selling, general and administrative	294

TOTAL COSTS AND EXPENSES	294

NET (LOSS)	$(294)

Net (Loss) Per Share	$(0.00)

Average weighted Number of Shares	5,000,000

The accompanying notes are an integral part of the financial statements.

MONTREAL SERVICES COMPANY
STATEMENTS OF CASHFLOWS
Period from inception (May 6, 2009) to May 31, 2009

2009
Net (loss)	$(294)

Changes in operating assets and liabilities:

Accrued expenses and sundry current liabilities	294

Net cash used by operating activities	$0

Financing activities

Issuance of common stock	50
Premium on issuance of common stock	-
Offering costs	(15,000)
Proceeds of loans payable shareholder	15,050

Net cash provide by financing activities	$100

Increase in cash	100

Cash-beginning of period	-

Cash-end of period	$100

The accompanying notes are an integral part of the financial statements.

MONTREAL SERVICES COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1-NATURE OF BUSINESS

The Company was incorporated under the laws of the State of Nevada on May 6, 2009.  The Company’s specific goal is to create a profitable service for placing Canadian citizens in accounting  positions with Canadian accounting firms and corporations located in the Province of  Quebec.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with original maturities not exceeding three months to be cash equivalents.

INCOME TAXES

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

LOSS PER COMMON SHARE

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

USE OF ESTIMATES

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

STOCK BASED COMPENSATION

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment". Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

ORGANIZATIONAL

Organizational costs, which relate to the Company start-up organization, are expensed as incurred. Such costs are included in selling, general and administrative expenses.

OFFERING COSTS

Offering costs, which relate to the Company Registration Statement on form S-1, are taken directly as a reduction of shareholders equity as incurred.

NOTE 3--GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company posted net loss of $294 from the period of inception (May 6, 2009) to May 31, 2009. The Company has negative working capital of $15,244 at May 31, 2009 and a stockholders deficiency of $ 15,244 at May 31, 2009.  These factors among others raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans for the Company's continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.

The Company's future success is dependent upon its ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that the Company will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.

The Company's inability to obtain additional cash could have a material adverse effect on its financial position, results of operations and its ability to continue in existence. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4--ACCRUED EXPENSES AND SUNDRY CURRENT LIABILITIES

Accrued expenses consisted of the following at May 31:

2009
Accrued operating expenses	294
$294

NOTE 5--PAYABLE – STOCKHOLDERS’

In 2009, the Company received loans from Michel St-Pierre, a shareholder, in the amount of $15,050. These loans carry an interest of 10% and are payable on demand.

NOTE 6 -CAPITAL STOCK

The company is authorized to issue 100,000,000 shares of common stock (par value $0.00001) of which 5,000,000 were issued and outstanding at of May 31, 2009.

NOTE 7 -INCOME TAXES

As of May 31, 2009 the company had net operating loss carry forwards of approximately $294. These net operating losses are being utilized against the reported income for the year ended May 31, 2009. This results in no tax expense or provision for the year.

Components of deferred tax assets and liabilities at May 31, 2009 are as follows:

2009
Deferred tax asset	$294
Valuation allowance	294
Net deferred tax asset	$0

The Company has recorded a full valuation allowance against its deferred tax asset since it believes it is more likely than not that such deferred tax asset will not be realized.

NOTE 8 -RELATED PARTY TRANSACTIONS

In 2009, the Company received loans from Michel St-Pierre, a shareholder, in the amount of $15,050. These loans carry an interest of 10% and are payable on demand.

NOTE 9 - RECENTLY ISSUED ACCOUNTING STANDARDS

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB agreed to delay the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008. As of December 31, 2008, the Company’s fair values of its financial assets and liabilities, which consist of cash and cash equivalents, interest payable and loans due to shareholders approximate their carrying amount due to the short period of time to maturity.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”), “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115”. This statement provides companies with an option to measure, at specified election dates, many financial instruments and certain other items at fair value that are not currently measured at fair value.  A company that adopts SFAS 159 will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This statement is effective for fiscal years beginning after November 15, 2007. The Company adopted this statement on January 1, 2008. The adoption did not have a material impact on its results of operations and financial position.

In December 2007, FASB issued SFAS No. 160 (“SFAS 160”), “Interests in Consolidated Financial Statements — an amendment of ARB No. 51”, which impacts the accounting for minority interest in the consolidated financial statements of filers. The statement requires the reclassification of minority interest to the equity section of the balance sheet and the results from operations attributed to minority interest to be included in net income. The related minority interest impact on earnings would then be disclosed in the summary of other comprehensive income. The statement is applicable for all fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The adoption of this standard will require prospective treatment. The Company is currently evaluating the effect that the adoption of SFAS 160 will have on its results of operations and financial position. However, the adoption of SFAS 160 is not expected to have a material impact on the Company’s financial statements.

In December 2007, FASB issued SFAS No. 141(R) (“SFAS 141R”), “Business Combinations”, which impacts the accounting for business combinations. The statement requires changes in the measurement of assets and liabilities required in favor of a fair value method consistent with the guidance provided in SFAS 157 (see above).  Additionally, the statement requires a change in accounting for certain acquisition related expenses and business adjustments which no longer are considered part of the purchase price.  Adoption of this standard is required for fiscal years beginning after December 15, 2008. Early adoption of this standard is not permitted. The statement requires prospective application for all acquisitions after the date of adoption. The Company is currently evaluating the effect that the adoption of SFAS 141(R) will have on its results of operations and financial position. However, the adoption of SFAS 141(R) is not expected to have a material impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted  for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2008. The Company does not expect the adoption of SFAS 161 will have a material impact on its financial condition or results of operation.

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”.  This guidance is intended to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”, and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R) when the underlying arrangement includes renewal or extension of terms that would require substantial costs or result in a material modification to the asset upon renewal or extension.  Companies estimating the useful life of a recognized intangible asset must now consider their historical experience in renewing or extending similar arrangements or, in the absence of  historical experience, must consider assumptions that market participants would use about renewal or extension as adjusted for SFAS No. 142’s entity-specific factors.  This standard is effective for fiscal years beginning after December 15, 2008, and is applicable to the Company’s fiscal year beginning January 1, 2009.  The Company does not anticipate that the adoption of this FSP will have an impact on its results of operations or financial condition.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.”  SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation.  This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements.  SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008.  The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

Management does not believe that any other recently issued, but not yet effective, accounting standards will have a material effect on the accompanying financial statements.

NOTE 10 – LITIGATION

As of the filling of the present Registration Statement on form S-1, the Company considers there was no pending or threatened litigation, claims, or assessments against the Company for its acts or omission.

Until _______________, 2009, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6
Printing Expenses	1,000
Accounting Fees and Expenses	12,794
Legal Fees and Expenses	25,000
Transfer Agent Fees	1,200
TOTAL	$40,000

ITEM 14.                                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which she may incur in her capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Michel St-Pierre 941 de Calais Street Mont St-Hilaire, Quebec Canada J3H 4T7	May 29, 2009	5,000,000	$50.00

We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.  The transaction was concluded outside the United States of America and Mr. St-Pierre is a non US person. Further, Mr. St-Pierre certified he is a not a U.S. person and is not acquiring the securities for the account or benefit of an U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act of 1933, as amended (the “Act”).  Mr. St-Pierre agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.  A legend is included on Mr. St-Pierre’s certificate that transfer is prohibited except in accordance with the provisions of Reg. S, or pursuant to an available exemption from registration, and that hedging transactions involving the securities may not be conducted unless in compliance with the Act.  Further we refuse, and will notify our transfer agent when engaged, to register any transfer of securities not made in accordance with the provisions of Reg. S, pursuant to registration under the Act, or pursuant to an available exemption from registration.  There was an oral agreement evidencing the foregoing.  Since Mr. St-Pierre as the sole shareholder, officer, and director of the Company, he decided corporately and individually not to execute a written agreement.  Since Mr. St-Pierre is the only shareholder, the only officer, and the only director, he decided there was no need to for a written subscription agreement.  He paid the funds into our bank account in Canada and issued himself a certificate.

ITEM 16.                                EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of the Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.
23.1	Consent of Paritz & Company, P.A.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

* Previously filed.

ITEM 17.                                UNDERTAKINGS.

A.           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	include any additional or changed material information with respect to the plan of distribution.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (''230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada, on this 15th day of September, 2009.

MONTREAL SERVICES COMPANY

BY:	MICHEL ST-PIERRE
Michel St-Pierre, President, Principal
Executive Officer, Secretary, Treasurer, Principal
Financial Officer and Principal Accounting
Officer

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

MICHEL ST-PIERRE Michel St-Pierre	President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors	September 15, 2009

EXHIBIT INDEX

Exhibit No.	Document Description
3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.
23.1	Consent of Paritz & Company, P.A.
23.2*	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement.

* Previously filed